UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2012, the Compensation Committee and the Board of Directors of United Community Financial Corp. (“UCFC”) approved the 2012 Executive Incentive Plan (the “EIP”). The following description of the EIP is qualified in its entirety by reference to the complete terms of the EIP, which are attached hereto as Exhibit 10.1 and incorporated by reference herein.

The EIP provides incentive compensation awards to certain named executive officers of UCFC and UCFC’s wholly owned subsidiary, The Home Savings and Loan Company of Youngstown, Ohio (“Home Savings”). Executive incentive awards are based upon the actual performance of UCFC for the 12 months ending September 30 compared to the actual performance of a peer group during the same 12 month period. The description of the EIP provided below is qualified in its entirety by reference to the complete terms of the EIP, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

For 2012, the target and maximum incentive awards, respectively, measured as a percentage of base salary, for the Named Executive Officers are as follows: Patrick W. Bevack—50%, 100%; and James R. Reske and Gregory G. Krontiris—40%, 80%. Once the award under the EIP is calculated, it is paid 60% in cash and 40% in restricted stock or stock options. The restricted stock or stock option awards will be awarded under the Amended and Restated United Community Financial Corp. 2007 Long-Term Incentive Plan (the “2007 Plan”) and vest equally over three years, beginning on the first anniversary of the award.

The calculation of the incentive awards under the EIP is determined by where UCFC’s actual performance falls in comparison to the peer group for five of six weighted performance measures. The comparison is based upon percentiles that correspond to a threshold level for each performance measure. The sixth performance measure, performance against budgeted net income, is intrinsic to UCFC. The threshold levels achieved are used to determine the bonus percentage for that performance measure based upon the executive officer’s position. The bonus percentage is multiplied by the performance measure’s assigned weighting and by the executive’s base salary to determine what amount, if any, is awarded for UCFC’s actual performance for that performance measure. The amount earned for each performance measure is added together to determine the total incentive award under the EIP.

The Plan further provides that a participant in the Plan must be employed with UCFC on the date the award is made; otherwise, the participant is not entitled to any award. The Board maintains discretion to amend, modify, terminate or otherwise adjust the Plan as necessary.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: June 4, 2012